UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On May 11, 2011, the board of directors of AboveNet, Inc. (the “Company”) adopted the AboveNet, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”), subject to stockholder approval, which provides for the availability of a maximum of 1,600,000 shares of the Company’s common stock to be awarded to the Company’s employees (including officers), directors and consultants in the form of restricted stock unit awards, restricted stock awards, incentive stock options, non-qualified stock options, stock appreciation rights, performance-based awards and other stock- or cash-based awards.  At the Company’s 2011 Annual Meeting of Stockholders held on June 23, 2011 (the “2011 Annual Meeting”), the 2011 Equity Incentive Plan was approved by the Company’s stockholders.

The foregoing description of the 2011 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2011 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the stockholders considered:

•	the election of six directors for terms expiring at the Company’s 2012 Annual Meeting of Stockholders;

•	the ratification of the appointment of BDO USA, LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2011;

•	the approval of the Company’s 2011 Equity Incentive Plan;

•	an advisory vote on the Company’s executive compensation (the “say on pay vote”); and

•	an advisory vote on the frequency of holding the say on pay vote in the future.

For more information about the foregoing proposals, please see the Company’s Definitive Proxy Statement for the 2011 Annual Meeting filed with the SEC on May 17, 2011, the relevant portions of which are incorporated herein by reference.  At the 2011 Annual Meeting, each of the director nominees was elected and the proposals to ratify the selection of BDO USA, LLP and to approve the 2011 Equity Incentive Plan were approved.  The stockholders voted, by a non-binding advisory vote, to approve the Company’s executive compensation and the option of holding the say on pay vote every year received the highest number of stockholder votes. The voting results are set forth below:

Election of Directors*

Name of Nominee	For	Withheld	Broker Non-Votes
Jeffrey A. Brodsky	20,403,131	98,056	3,798,228
Michael J. Embler	20,399,295	101,892	3,798,228
William G. LaPerch	20,449,931	51,256	3,798,228
Richard Postma	20,272,270	228,917	3,798,228
Richard Shorten, Jr.	20,303,271	197,916	3,798,228
Stuart Subotnick	20,203,031	298,156	3,798,228

Ratification of BDO USA, LLP as the Company’s registered public accounting firm**

For	Against	Abstained
24,246,301	50,910	2,204

Approval of the Company’s 2011 Equity Incentive Plan

For	Against	Abstained	Broker Non-Votes
18,857,720	1,617,669	25,798	3,798,228

Advisory say on pay vote

For	Against	Abstained	Broker Non-Votes
20,047,889	226,303	226,995	3,798,228

Advisory vote on the frequency of holding the say on pay vote in the future

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
18,772,867	6,907	1,452,043	269,370	3,798,228

*  There were no abstentions.
** There were no broker non-votes.

            As shown above, a substantial majority of the votes cast by the Company’s stockholders voted, on an advisory basis, in favor of holding the say on pay vote every year, which is considered to be the frequency preferred by the stockholders for holding the say on pay vote in the future.  In view of this result and in accordance with the board of directors’ recommendation, the board of directors has decided that it will include an advisory say on pay vote in the Company’s proxy materials every year until the next required advisory vote on the frequency of holding the say on pay vote.

Item 9.01.  Financial Statements and Exhibits.

(d)        The following Exhibit is filed as part of this report:

10.1      AboveNet, Inc. 2011 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

June 27, 2011	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	AboveNet, Inc. 2011 Equity Incentive Plan.